3D Social Commerce Portal VPartments, Inc. Signs Merger Agreement with GamePlan, Inc.

Reno, NV – (March 28, 2014) – GamePlan Inc. (OTCBB: GPLA) today announced the execution of an Agreement and Plan of Merger providing for its acquisition of VPartments, Inc.  GamePlan is currently classified as a non-operating SEC reporting publicly-held shell company that had been actively searching for viable merger or acquisition candidates prior to locating VPartments.  VPartments is currently a privately-held firm and, upon closing of the merger, will become a wholly-owned subsidiary of GamePlan.  The closing of the merger is subject to customary closing conditions.  Upon closing, GamePlan will file with the SEC a Current Report on Form 8-K containing the type of information about the combined entities that would be contained in a Registration Statement on Form 10.

Upon closing of the transaction, which is classified as a reverse merger, the shareholders of VPartments will obtain voting control of GamePlan in a stock-for-stock exchange under the Merger Agreement.  “After very carefully examining the web and mobile applications being developed by VPartments, we came to a very clear conclusion that this company was launching not only a social networking portal, but a whole new era of communications for individuals from every walk of life,” said Robert Berry, GamePlan's CEO.  “We hear a lot about immersive social experiences here lately, and now even Facebook has remarked that this is the next major phase in social networking – with their recently announced deal to purchase Oculus.  The timing of our merger could not have come at a better time, as VPartments has now been freed up to go live with a truly immersive and interactive environment.”

Sean Rheyynhewohenh, CEO of VPartments, added, “For the past year, we have been focused on developing a user experience that is like no other.  The VPartments web and mobile properties bring together a variety of socialization tools under a unique virtual environment that is made to showcase the user.  And with this merger, we will be able to expand our business in entirely new ways.  We are elated to join forces with Bob Berry, and take this company to exciting heights.”

About VPartments, Inc.:

VPartments is the developer and owner of VPartments.com – a social commerce website and mobile app that we believe to be a disruptive departure from online social networking norms.  VPartments provides an interactive portal for people to connect in a more meaningful way by maximizing the full potential of cutting edge 3D technologies.

VPartments’ website and accompanying mobile application enable users to “dwell” in a three-dimensional space and include numerous tools for sharing photos, videos, news and conversation with family and friends – all within a warm virtual environment that is easily customized to the user’s decorative tastes.

The virtual apartments may be furnished with an assortment of pieces sponsored by (and available from) various furniture, appliance, electronic and home improvement retailers and manufacturers.  Each item and component within an apartment presents a commercial marketing/branding opportunity in a manner that is less intrusive than forced web browser-based banner and video advertisements.  The VPartments website and mobile app represent an experience that – while keeping wholly in step with user socialization wishes – also acts as a portal for brands to build real connections to consumers.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-

looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:

GamePlan

Robert G. Berry, 775-815-4752

CEO